Exhibit 23.1

Auditors’ Consent

We hereby consent to the incorporation in the Registration Statements on Form S-3 (No. 333-156376, No. 333-147137 and No. 333-164975), Form S-4 (No. 333-111590) and on Form S-8 (No. 333-122877 and No. 333-155384) of Royal Gold, Inc. of our report dated March 23, 2010 related to the consolidated balance sheets of International Royalty Corporation (the “Company”) as at December 31, 2009 and 2008 and the consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2009 and the effectiveness of internal controls over financial reporting of the Company as of December 31, 2009, which appears in Royal Gold’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2010.

We further consent to the incorporation in the Registration Statements on Form S-3 (No. 333-156376, No. 333-147137 and No. 333-164975), Form S-4 (No. 333-111590) and on Form S-8 (No. 333-122877 and No. 333-155384) of Royal Gold, Inc. of our report dated February 25, 2009 related to the consolidated balance sheets of the Company as at December 31, 2008 and 2007 and the consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2008 and the effectiveness of internal controls over financial reporting of the Company as of December 31, 2008, which appears in Royal Gold’s Form 8-K/A filed with the SEC on February 23, 2010.

We further consent to the incorporation in the Registration Statements on Form S-3 (No. 333-156376, No. 333-147137 and No. 333-164975), Form S-4 (No. 333-111590) and on Form S-8 (No. 333-122877 and No. 333-155384) of Royal Gold, Inc. of our report dated March 10, 2008 related to the consolidated balance sheets of the Company as at December 31, 2007 and 2006 and the consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2007 and the effectiveness of internal controls over financial reporting of the Company as of December 31, 2007, which appears in Royal Gold’s Form 8-K/A filed with the SEC on February 23, 2010.

We also consent to the reference to us under the heading “Experts” in the referenced Registration Statements.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia

June 21, 2010